DEMAND NOTE
Date: March 1, 2017

On demand, BorrowMoney.com, a Florida company, for value received, promises to pay to the order of Aldo Piscitello, whose address is 9935 Shore Road, Unit 6C, Brooklyn, NY 11209, the sum of Six Thousand Five Hundred Dollars ($6,500.00) together with interest thereon from the date hereof until paid at the rate of 0% per annum.

In the event this note is not paid when due, the undersigned shall pay all attorney’s fees and reasonable costs of collection.

NOTICE TO BORROWER: THIS IS A DEMAND NOTE AND SO MAY BE COLLECTED BY THE LENDER AT ANY TIME.

BorrowMoney.com, Inc., a New York Corporation

By:
Aldo Piscitello, President